Exhibit 10.11
December 10, 2009
Contango Operators, Inc.
3700 Buffalo Speedway, Suite 960
Houston, TX 77098
Attn: President
Re: Amendment to Firm Gas Gathering Agreement between American Midstream Offshore (Seacrest) LP (formerly Enbridge Offshore Pipelines (Seacrest) L.P.) and Contango Operators, Inc. (formerly Contango Resources Company) dated as of August 1, 2008 (herein, the “Firm Agreement”)
Gentlemen:
This letter agreement, when executed below, evidences our agreement to amend the referenced Firm Agreement by substituting the attached Exhibit B and Exhibit D for the existing Exhibit B and Exhibit D attached to the Firm Agreement.
Additionally, Section 11.1 of the Firm Agreement shall be entirely deleted and replaced with the following:
“11.1 Effective Date and Term. Unless otherwise terminated or canceled in accordance with the terms hereof, the term of this Agreement shall commence on the Effective Date and shall end on November 30, 2014 (“Primary Term”) and continuing from year to year thereafter (each, a “Renewal Year”) unless terminated by either Party giving at least sixty (60) days written notice to the other Party prior to the end of the Primary Term or any Renewal Year thereafter.”

AMERICAN MIDSTREAM OFFSHORE (SEACREST) LP		CONTANGO OPERATORS, INC.

By: Name:	/s/ John J. Connor John J. Connor	By: Name:	/s/ Kenneth R. Peak Kenneth R. Peak
Title:	Sr. VP Operations & Eng.	Title:	Chairman & CEO

EXHIBIT B
POINT OF RECEIPT AND POINT OF DELIVERY
AS AMENDED EFFECTIVE DECEMBER 1, 2009
     1. Point(s) of Receipt. 1) The meter facility on the Chevron North American Exploration and Production Company Eugene Island 24 Platform which Gatherer and Shipper agree shall serve as a Point of Receipt and Point of Measurement, 2) The future meter facility on the Contango Operators, Inc. Eugene Island 11H Platform which Gatherer and Shipper agree shall serve as a Point of Receipt and Point of Measurement (subject to agreement on construction cost).
     2. Point of Delivery. The existing interconnect between the Gathering System and Marathon Oil Company’s Burns Point Processing Plant inlet meter station located in the Bayou Sale Yard in St. Mary’s Parish, Louisiana.
     3. Point(s) of Measurement. 1) Gatherer’s meter facility on the Chevron North American Exploration and Production Company Eugene Island 24 Platform, and 2) Gatherer’s meter facility on the Contango Operators, Inc. Eugene Island 11H Platform.

EXHIBIT D
FIRM CAPACITY MDQ
MMBTU/D
(AS AMENDED EFFECTIVE AS OF DECEMBER 1, 2009)

Time Period	MDQ
Effective Date through 11/30/09	100,000
12/01/09 though 11/30/10	130,000
12/01/10 though 11/30/11	130,000
12/01/11 though 11/30/12	130,000
12/01/12 though 11/30/13	75,000
12/01/13 though end of term	50,000
Gatherer will use commercially reasonable efforts to provide Shipper its Firm Capacity MDQ as described above in 2009 – 2012 of 130,000 MMBTU/D. Should Gatherer discover its pipeline capacity cannot fulfill Firm Capacity MDQ as described above because of Gatherer’s physical limitations (not because of commitments to any other shippers except for commitments of 1000 MMBTU/D to another shipper), the MDQ through 11/30/2012 shall thereafter be reduced to actual (subject to other shipper commitment) with other MDQ amounts unchanged and no refund obligation.